UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2009

STARINVEST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

814-00652 (Commission File Number)	91-1317131 (IRS Employer Identification No.)

3300 North A Street Suite 2-210
Midland, Texas 79705
 (Address of Principal Executive Offices, Zip Code)

(432) 682-8373
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

StarInvest Group, Inc. Enters Into Share Exchange Agreement With EXX.com

StarInvest Group, Inc (OTCBB: STIV) is pleased to announce that it has entered into a Share Exchange Agreement with EXX.COM ("EXX"). Pursuant to the terms of the Agreement, StarInvest agreed to acquire 100% of the issued and outstanding shares of common stock of EXX, in exchange for the issuance of 82,000,000 common shares of StarInvest. The acquisition is scheduled to close before June 30, 2009, and it is subject to the satisfaction of a number of conditions as set forth in the Share Exchange Agreement. StarInvest and EXX anticipate the need to raise new capital to expand support capabilities and expand EXX's systems to the international markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARINVEST GROUP, INC.

By:       /s/ Robert H. Cole
Name:  Robert H. Cole
Title:    Chief Executive Officer

Date: March 31, 2008